UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2006
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

          (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.02	Results of Operations and Financial Condition.
      On November 9, 2006, Westwood One, Inc. (the “Company”) issued a press release announcing earnings for the third quarter ended September 30, 2006. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Section 8	Other Events

Item 8.01	Other Events.
      On November 7, 2006, the Company’s Board of Directors (“Board”) declared a cash dividend of two cents ($0.02) per share on issued and outstanding shares of the Company’s common stock and a cash dividend of one and sixth tenth cents ($0.016) per share on issued and outstanding shares of the Company’s Class B stock, such dividends to be paid on December 15, 2006 to stockholders of record at the close of business on November 21, 2006. A copy of the press release announcing the cash dividend on the Company’s common stock is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.
      On November 9, 2006, the Company issued a press release announcing the Board’s formation of a Strategic Review Committee comprised of independent directors. A copy of such press release is furnished herewith as Exhibit 99.2 and is incorporated by reference herein in its entirety.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated November 9, 2006, announcing earnings for the third quarter ended September 30, 2006 and the declaration of a cash dividend on the Company’s common stock and Class B stock.

99.2	Press Release, dated November 9, 2006, announcing the Board’s formation of a Strategic Review Committee.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: November 10, 2006	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	EVP, Business Affairs, General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated November 7, 2006
Westwood One, Inc.

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated November 9, 2006, announcing earnings for the third quarter ended September 30, 2006 and the declaration of a cash dividend on the Company’s common stock and Class B stock.

99.2	Press Release, dated November 9, 2006, announcing the Board’s formation of a Strategic Review Committee.